DAVID A. ARONSON, CPA, P.A.

17071 West Dixie Highway

Suite 301

North Miami Beach, FL 33160

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our audit report dated December 15, 2014 and our review report dated April 20, 2015, in this Registration Statement on Form S-1 of AIM Exploration, Inc. for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

David A. Aronson, CPA, P.A.

North Miami Beach, FL

May 15, 2015